SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2003

GENAERA CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-19651	13-3445668
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5110 Campus Drive Plymouth Meeting, PA	19462
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code: (610) 941-4020

Item 5.	Other Events.

On November 11, 2003, Genaera Corporation (the “Company”) issued a press release announcing that it has accepted subscriptions from unaffiliated institutional investors for the purchase of an aggregate of 2,050,000 shares of its common stock in a registered direct offering at a purchase price of $4.15 per share, for aggregate gross proceeds of approximately $8.5 million. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

Exhibit Number	Description

99.1	Press release of the Company dated November 11, 2003—“Genaera Announces $8.5 Million Direct Equity Placement”.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENAERA CORPORATION (Registrant)

By:	/s/ John A. Skolas

John A. Skolas
Senior Vice President and Chief Financial Officer

Dated: November 11, 2003

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EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of the Company dated November 11, 2003—“Genaera Announces $8.5 Million Direct Equity Placement”.